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                 GENERAL CIGAR HOLDINGS, INC. 1997 STOCK PLAN

ARTICLE A - Purpose.

      The purpose of the General Cigar Holdings, Inc. 1997 Stock Plan (hereinafter referred to as the "Plan") is to provide incentives to those employees of General Cigar Holdings, Inc. (hereinafter referred to as the "Corporation") and its subsidiaries who are largely responsible for the long-term success and development of the Corporation and its subsidiaries, to strengthen the alignment of interests between employees and the Corporation's shareholders through the increased ownership of shares of the Corporation's Common Stock, and to encourage those employees to remain in the employ of the Corporation and its subsidiaries. This will be accomplished through the granting to employees of options to purchase shares of the Common Stock of the Corporation, payment of a portion of the employees' remuneration in shares of the Common Stock, and the granting to them by the Corporation of deferred awards related to the increase in the price of the Common Stock of the Corporation as provided by the terms and conditions set forth in the Plan.

ARTICLE B - Administration.

      1. The Plan shall be administered by the Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors of the Corporation (hereinafter referred to as the "Board"), or such other committee as may be designated by the Board. The Committee shall consist of not less than two
(2) members of the Board, each of whom is a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or definition adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board.

      2. It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate. A decision by a majority of the Committee shall govern all actions of the Committee.

      3. Subject to the express provisions of this Plan, the Committee shall have authority: to grant nonstatutory and incentive stock options; to grant to recipients stock appreciation rights either freestanding, in tandem with simultaneously granted stock options, or in parallel with simultaneously granted stock options; to award a portion of a recipient's remuneration in shares of Common Stock of the Corporation subject to such conditions or restrictions, if any, as the Committee may determine; to determine in accordance with the terms of this Plan all the terms and provisions of the respective stock option, stock appreciation right, and stock award agreements including setting the date when each stock option or stock appreciation right or part thereof may be exercised and determining the conditions and restrictions, if any, of any shares of Common Stock acquired through the exercise of any stock option; and to make all other determinations it deems necessary or advisable for administering this Plan.

      4. The Committee may establish from time to time such regulations, provisions, and procedures within the terms of this Plan as, in its opinion, may be advisable in the administration of this Plan.


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      5. The Committee may designate the Secretary of the Corporation or other employees of the Corporation to assist the Committee in the administration of this Plan and may grant authority to such persons to execute documents on behalf of the Committee.

      6. Members of the Committee may participate in any Stock Option Plan for Non-employee Directors that the Corporation may hereafter establish.

      7. Notwithstanding anything to the contrary in this Plan, any grant or award under the Plan to any employee who at the time of such grant or award is a "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended, shall only be made by the Section 162(m) Subcommittee of the Committee, but subject to ratification by the Committee.

ARTICLE C - Participation.

      The Committee shall select those employees of the Corporation and its subsidiaries, who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial manner to the success of such companies and shall determine the number of shares of the Common Stock of the Corporation to be transferred under this Plan subject to such conditions or restrictions as the Committee may determine and the number of shares with respect to which stock options or stock appreciation rights will be granted. The Committee may consult with the Chief Executive Officer of the Corporation, but nevertheless the Committee has the full authority to act, and the Committee's actions shall be final.

ARTICLE D - Limitation on Number of Shares for the Plan.

      1. Unless otherwise authorized by the shareholders, the maximum aggregate number of shares available for award under this Plan is _______________, and the maximum number of shares available for award to any "covered employee" (determined as of the date of award) in any calendar year shall be
_____________.

      2. Any of the authorized shares may be used in respect of any of the types of awards described in this Plan.

      3. Any authorized shares not used in a calendar year shall be available for awards under this Plan in succeeding calendar years.

ARTICLE E - Shares Subject to Use Under the Plan.

      1. The shares to be delivered by the Corporation upon exercise of stock options or stock appreciation rights shall be either authorized but unissued shares or treasury shares, as determined by the Board.

      2. For the purposes of this Plan, restricted or unrestricted stock awarded under the terms of this Plan shall be authorized but unissued shares, treasury shares, or shares acquired for use under the Plan by the Corporation, as determined by the Board.


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ARTICLE F - Stock Options and Stock Appreciation Rights.

      1. In addition to such other conditions as may be established by the Committee, in consideration of the granting of stock options or stock appreciation rights under the terms of this Plan, the recipient agrees as follows:

      (a) The right to exercise any stock option or stock appreciation right shall be conditional upon certification by the recipient at time of exercise that the recipient intends to remain in the employ of the Corporation or one of its subsidiaries (except in cases of retirement or disability) for at least one (1) year following the date of the exercise of the stock option or stock appreciation right, and,

      (b) In order to better protect the goodwill of the Corporation and its subsidiaries and to prevent the disclosure of the Corporation's or its subsidiaries' trade secrets and confidential information and thereby help insure the long-term success of the business, the recipient, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of three (3) years following the date of the granting of a stock option or a stock appreciation right in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Corporation or its subsidiaries (including both existing products as well as products known to the recipient, as a consequence of the recipient's employment with the Corporation or one of its subsidiaries, to be in development):

            (1) with respect to which the recipient's work has been directly concerned at any. time during the two (2) years preceding termination of employment with the Corporation or one of its subsidiaries; or

            (2) with respect to which during that period of time the recipient, as a consequence of the recipient's job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its subsidiaries.

                  For purposes of this section, it shall be conclusively presumed that recipients have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

      (c) The provisions of this Article are not in lieu of, but are in addition to the continuing obligation of the recipient (which recipient hereby acknowledges) to not use or disclose the Corporation's or its subsidiaries' trade secrets and confidential information.

      (d) By acceptance of any offered stock option or stock appreciation rights granted under the terms of this Plan, the recipient acknowledges that if the recipient were, without authority, to use or disclose the Corporation's or any of its subsidiaries' trade secrets or confidential information or threaten to do so, the Corporation or one of its subsidiaries would be entitled to injunctive and other appropriate relief to prevent the recipient from doing so. The recipient acknowledges that the harm caused to the Corporation by the breach or anticipated breach of this Article is by its nature irreparable because, among


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            other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The recipient consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Corporation or one of its subsidiaries, be entered on consent and enforced by any court having jurisdiction over the recipient, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

      (e) If any of the provisions contained in this Article shall for any reason, whether by application of existing law or law which may develop after the recipient's acceptance of an offer of the granting of stock appreciation rights or stock options, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the recipient agrees to join the Corporation or any of its subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Article shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Article shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

      2. The fact that an employee has been granted a stock option or a stock appreciation right under this Plan shall not limit the right of the Corporation or any of its subsidiaries to terminate the recipient's employment at any time and shall have no effect upon the Corporation's or any of its subsidiaries' status as an employer-at-will. The Committee is authorized to suspend or terminate any outstanding stock option or stock appreciation right prior to or after termination of employment if the Committee determines the recipient has acted significantly contrary to the best interests of the Corporation.

      3. More than one stock option or stock appreciation right may be granted to any employee under this Plan.

      4. To the extent that the aggregate fair market value (determined as of the time a stock option is granted) of the shares with respect to which incentive stock, options are exercisable for the first time by any employee during any calendar year (under the Plan and any other plans of the Corporation and its subsidiaries) exceeds $100,000, such options shall be treated as nonqualified options to the extent of such excess.

      5. If the Committee grants incentive stock options, all such stock options shall contain such provisions as permit them to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and as may be further amended from time to time.

      6. With respect to stock options granted in tandem with or parallel to stock appreciation rights, the exercise of either such stock options or such stock appreciation rights will result in the simultaneous cancellation of the same number of tandem or parallel stock appreciation rights or stock options, as the case may be.

      7. The exercise price for all stock options and stock appreciation rights shall be established by the Committee at the time of their grant and shall be not less than one hundred percent (100%) of the fair market value of the Common Stock of the Corporation on the date of grant.

ARTICLE G - Exercise of Stock Options and Stock Appreciation Rights.


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      1. All stock options and stock appreciation rights granted hereunder shall have a maximum life of no more than ten (10) years from the date of grant.

      2. Stock options or stock appreciation rights shall become exercisable with respect to one-third of the underlying shares on each of the third, fourth and fifth anniversaries after the date of the grant.

      3. During the lifetime of the recipient, stock options and stock appreciation rights may be exercised only by the recipient personally, or, in the event of the legal incompetence of the recipient, by the recipient's duly appointed legal guardian.

      4. Unless earlier terminated in accordance with their terms, stock options and stock appreciation rights shall terminate ninety days after any of the following:

      (a) voluntary termination of employment by the employee, with or without the consent of the Corporation, or

      (b) termination of employment by the Corporation or any of its subsidiaries, with or without cause,or

      (c) termination of employment because of disability, retirement, or because the employing subsidiary ceased to be a subsidiary of the Corporation and the employee does not, prior thereto or contemporaneously therewith, become an employee of the Corporation or of another subsidiary;

provided, that with regard to terminations of employment pursuant to clause (b), stock options and stock appreciation rights shall terminate as of the date of such discharge if prior to such termination the Board of Directors or the Committee in its discretion shall determine that it is not in the best interests of the Corporation that the stock options or stock appreciation rights should continue for said ninety-day period.

      5. In the case of the death of a recipient of stock options or stock appreciation rights while an employee of the Corporation or any of its subsidiaries, the persons to whom the stock options or stock appreciation rights have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining stock options, stock appreciation rights or parts thereof, whether or not exercisable on the date of death of such employee, at any time within one year following the death of such employee, but in no event after the expiration date of the stock options or stock appreciation rights.

      6. When an employee retires in accordance with the provisions of any appropriate profit sharing or retirement plan of the Corporation or any of its subsidiaries, any exercisable portions of stock options or stock appreciation rights then held by the employee shall continue to be exercisable until the expiration date of the stock option or stock appreciation right. Termination of employment under the permanent disability provision of any such plan shall be deemed the same as retirement for purposes of this section. The death of any employee subsequent to retirement shall not render exercisable stock options or stock appreciation rights which were unexercisable at the time of retirement. The persons to whom the exercisable stock options or stock appreciation rights have been transferred by will or the laws of descent and distribution shall have the privilege of exercising such remaining stock options, stock appreciation rights or parts thereof, at any time prior to the expiration date of the stock options or stock appreciation rights.


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      7. Stock options and stock appreciation rights are not transferable other than by will or by the laws of descent and distribution. For the purpose of exercising stock options or stock appreciation rights after the death of the recipient, the duly appointed executors and administrators of the estate of the deceased recipient shall have the same rights with respect to the stock options and stock appreciation rights as legatees or distributees would have after distribution to them from the recipient's estate.

      8. Upon the exercise of stock appreciation rights, the recipient shall be entitled to receive a redemption differential for each such stock appreciation right which shall be the difference between the then fair market value of one share of the Common Stock of the Corporation and the exercise price of one stock appreciation right then being exercised. As determined by the Committee, the redemption differential may be paid in cash, Common Stock of the Corporation to be valued at its fair market value on the date of exercise, or any other mode of payment deemed appropriate by the Committee or any combination thereof The number of shares with respect to which stock appreciation rights are being exercised shall not be available for granting future stock options or stock appreciation rights under this Plan.

      9. The Committee may, in its sole discretion, permit a stock option which is being exercised either (a) by an optionee whose retirement is imminent or who has retired or (b) after the death of the optionee, to be surrendered, in lieu of exercise, for an amount equal to the difference between the stock option exercise price and the fair market value of shares of the Common Stock of the Corporation on the day the stock option is surrendered, payment to be made in shares of the Corporation's Common Stock which are subject to this Plan valued at their fair market value on such date, cash, or a combination thereof, in such proportion and upon such terms and conditions as shall be determined by the Committee. The difference between the number of shares subject to stock options so surrendered and the number of shares, if any, issued upon such surrender shall represent shares which shall not be available for granting future stock options under this Plan.

      10. Time spent on leave of absence shall be considered as employment for the purposes of this Plan. Leave of absence means any period of time away from work granted to any employee because of illness, injury, or other reasons satisfactory to the Corporation or any of its subsidiaries.

      11. The Corporation reserves the right from time to time to suspend the exercise of any stock option or stock appreciation right where such suspension is deemed by it necessary or appropriate for corporate purposes. No such suspension shall extend the life of the stock option or stock appreciation right beyond its expiration date and in no event will there be a suspension in the five (5) calendar days immediately preceding the expiration date.

ARTICLE H - Payment for Stock Options.

      Upon the exercise of a stock option, payment in full of the exercise price shall be made by the optionee. As determined by the Committee, the stock option exercise price may be paid for by the, optionee either in cash, shares of the Common Stock of the Corporation to be valued at their fair market value on the date of exercise, or a combination thereof, provided that shares of Common Stock of the Corporation issuable to the optionee upon exercise of the option may be used to satisfy the exercise price of such exercise, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Corporation and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to so


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use such shares of Common Stock of the Corporation made at least six months prior to the payment of such exercise price.

ARTICLE I - Transfer of Shares.

      1. The Committee may transfer Common Stock of the Corporation under the Plan subject to such conditions or restrictions, if any, as the Committee may determine. The conditions and restrictions may vary from time to time and with respect to particular employees or group of employees and may be set forth in agreements between the Corporation and the employee or in the awards of stock to them, all as the Committee determines. It is contemplated that the conditions and restrictions established by the Committee will be consistent with the objectives of this Plan and may be of the following types. In giving these examples, it is not intended to restrict the Committee's authority to impose other restrictions or conditions, or to waive restrictions or conditions under circumstances deemed by the Committee to be appropriate and not contrary to the best interests of the Corporation.

      (a)   Restrictions

            The employee will not be able to sell, pledge, or dispose of the shares during a specified period except in accordance with the agreement or award. Such restrictions will lapse either after a period of, for example, five years, or in fifteen or fewer annual installments following retirement or termination of employment, as the Committee from time to time may determine. However, upon the transfer of shares subject to restrictions, an employee will have all incidents of ownership in the shares, including the right to dividends (unless otherwise restricted by the Committee), to vote the shares, and to make gifts of them to family members (still subject to the restrictions).

      (b)   Lapse of Restrictions

            In order to have the restrictions lapse, an employee may be required to continue in the employ of the Corporation or a subsidiary for a prescribed period of time. Exemption from this requirement may be prescribed in the case of death, disability, or retirement, or as otherwise prescribed by the Committee. In addition, an employee may be required, following termination of employment other than by retirement or disability, to render limited consulting and advisory services and to refrain from conduct deemed contrary to the best interests of the Corporation.

ARTICLE J - Adjustments.

      The amount of shares authorized to be issued under this Plan will be subject to appropriate adjustments in their numbers in the event of future stock splits, stock dividends, or other changes in capitalization of the Corporation occurring after the date of approval of this Plan by the Corporation's shareholders to prevent the dilution or enlargement of rights under this Plan; following any such change, the term "Common Stock" shall be deemed to refer to such class of shares or other securities as may be applicable. The number of shares and exercise prices covered by outstanding stock options and stock appreciation rights shall be adjusted to give effect to any such stock splits, stock dividends, or other changes in the capitalization.


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ARTICLE K - Additional Provisions.

      The Board may, at any time, repeal this Plan or may amend it from time to time except that no such amendment may amend this paragraph, increase the aggregate number of shares subject to this Plan, reduce the price at which stock options or stock appreciation rights may be exercised, or surrendered or alter the class of employees eligible to receive stock options. The recipient of awards under this Plan and the Corporation shall be bound by any such amendments as of their effective dates, but if any outstanding stock options or stock appreciation rights are affected, notice thereof shall be given to the holders of such stock options and stock appreciation rights and such amendments shall not be applicable to such holder without his or her written consent. If this Plan is repealed in its entirety, all theretofore granted unexercised stock options or stock appreciation rights shall continue to be exercisable in accordance with their terms and shares subject to conditions, or restrictions transferred pursuant to this Plan shall continue to be subject to such conditions or restrictions.

ARTICLE L - Consent.

      Every recipient of a stock option, stock appreciation right, or transfer of shares pursuant to this Plan shall be bound by the terms and provisions of this Plan and of the stock option, stock appreciation right, or transfer of shares agreement referable thereto, and the acceptance of any stock option, stock appreciation right, or transfer of shares pursuant to this Plan shall constitute a binding agreement between the recipient and the Corporation and its subsidiaries and any successors in interest to any of them.

ARTICLE M - Duration of Plan.

      This Plan will terminate after the earlier of (i) the expiration of ten
(10) years from the date this Plan is adopted by the Board, or (ii) the expiration of ten years from the date this Plan is approved by the Corporation's shareholders, unless a different termination date is fixed by the shareholders or by action of the Board of Directors; provided, however, that no such termination shall affect the prior rights under this Plan of the Corporation (or any subsidiary) or of anyone to whom stock options or stock appreciation rights were granted prior thereto or to whom shares have been transferred prior to such termination.

ARTICLE N - Compliance With Rule 16b-3.

      It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

                                     * * *

      I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of General Cigar Holdings, Inc. on January ____, 1997.

      Executed on this _____ day of January, 1997.

                                                ________________________________
                                                            Secretary


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